Exhibit (j): Consent of Auditor
                         ===========

                                                               Exhibit 11




INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees of Gardner Lewis Investment Trust and Shareholders of the Chesapeake Aggressive Growth Fund:


We consent to the incorporation by reference in Post-Effective Amendment No. 18 to Registration Statement (No. 33-53800) of The Chesapeake Aggressive Growth Fund of our report dated September 18, 1998, appearing in the Prospectus, which is incorporated by reference in such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
December 9, 1998